Exhibit 99.1

SEE ID, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2024 and 2023

SEE ID, INC. AND SUBSIDIARY

-i-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of SEE ID, Inc. dba Dot Ai

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SEE ID, Inc. dba Dot Ai (the "Company”) as of December 31, 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency, and accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Berkowitz Pollack Brant Advisors + CPAs

We have served as the Company’s auditor since 2024.

New York, New York
June 25, 2025

Report of Independent Registered Public Accounting Firm

To the Board of Directors of SEE ID, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SEE ID, Inc. (the “Company”) as of December 31, 2023, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of a Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Wolf & Company, P.C.

We have served as the Company’s auditor since 2023.

Boston, Massachusetts

May 15, 2024, except for Note 10, as to which the date is July 1, 2024

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$721,032	$605,760
Accounts receivable	50,264	4,778
Inventory	65,248	-
Advances to supplier	33,576	-
Prepaid expenses	133,975	155,845
Total current assets	1,004,095	766,383

Noncurrent assets:
Right-of-use asset - operating lease	307,892	-
Capitalized software development costs	1,761,396	927,176
Other noncurrent assets	23,389	-
Total other assets	2,092,677	927,176
Total assets	$3,096,772	$1,693,559

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2024	2023
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$770,276	$1,734
Accrued expenses	24,219	23,505
Payroll liabilities	246,720	18,868
Deferred revenue, current portion	1,142,643	-
Lease liability, current portion	36,225	-
Total current liabilities	2,220,083	44,107

Long-term liabilities:
SAFE agreements	23,334,626	4,602,950
Deferred revenue, net of current portion	1,570,572	-
Lease liability, net of current portion	265,413	-
Total long-term liabilities	25,170,611	4,602,950
Total liabilities	27,390,694	4,647,057
Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.001 par value, 200,000,000 shares authorized; 108,975,000 shares issued and outstanding at December 31, 2024 and 2023	108,975	108,975
Additional paid-in capital	330,366	133,360
Accumulated deficit	(24,733,263)	(3,195,833)
Total stockholders’ deficit	(24,293,922)	(2,953,498)
Total liabilities and stockholders’ deficit	$3,096,772	$1,693,559

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	For the year ended December 31,
	2024	2023
Sales	$172,661	$439,640
Cost of sales	343,889	86,888
Gross profit (loss)	(171,228)	352,752

Operating expenses:
General and administrative	3,588,548	742,041
Sales and marketing	2,524,930	449,936
Research and development	759,967	837,453
Total operating expenses	6,873,445	2,029,430
Loss from operations	(7,044,673)	(1,676,678)

Other expense:
Change in fair value of SAFE agreements	14,492,176	263,239

Net loss before provision for income taxes	(21,536,849)	(1,939,917)
Provision for income taxes	581	-
Net loss	$(21,537,430)	$(1,939,917)

Net loss per share:
Basic and diluted	$(0.20)	$(0.02)

Weighted-average number of shares:
Basic and diluted	108,203,788	95,983,188

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2024 and 2023

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances at January 1, 2023	108,975,000	$108,975	$71,543	$(1,255,916)	$(1,075,398)
Stock-based compensation	-	-	61,817	-	61,817
Net loss	-	-	-	(1,939,917)	(1,939,917)
Balances at December 31, 2023	108,975,000	108,975	133,360	(3,195,833)	(2,953,498)
Stock-based compensation	-	-	197,006	-	197,006
Net loss	-	-	-	(21,537,430)	(21,537,430)
Balances at December 31, 2024	108,975,000	$108,975	$330,366	$(24,733,263)	$(24,293,922)

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(21,537,430)	$(1,939,917)
Adjustments to reconcile net loss to net cash used by operating activities:
Change in fair value of SAFE agreements	14,492,176	263,239
Stock-based compensation	197,006	61,817
Amortization of right-of-use asset	23,586	-
Operating lease payments	14,103	-
Changes in operating assets and liabilities:
Accounts receivable	(45,486)	108,008
Inventory	(65,248)	-
Advances to supplier	(33,576)	-
Prepaid expenses	21,870	(155,323)
Other noncurrent assets	(23,389)	-
Accounts payable	768,542	(10,707)
Accrued expenses	714	20,207
Payroll liabilities	227,852	(15,827)
Deferred revenue	2,713,215	-
Lease liabilities	(43,943)	-
Total adjustments	18,247,422	271,414
Net cash used by operating activities	(3,290,008)	(1,668,503)

Cash flows used by investing activities:
Capitalized software development costs	(834,220)	(672,319)

Cash flows provided by financing activities:
Proceeds from issuance of SAFE agreements	4,239,500	2,120,000

Net increase (decrease) in cash	115,272	(220,822)
Cash, beginning of year	605,760	826,582
Cash, end of year	$721,032	$605,760

See accompanying notes to consolidated financial statements.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 1 - Organization and Description of the Business

Nature of Operations:

SEE ID, Inc. dba Dot AI (“SEE ID”) was incorporated in the state of Nevada on December 8, 2020 to help businesses transform their operations by optimizing safety, security and efficiency of operations through real-time tracking of resources. Through SEE ID’s extensive research and development initiatives, SEE ID’s main focus includes areas such as Industrial IoT, Indoor and Outdoor tracking with seamless transitions, Passive RFID (including Bluetooth and 5G), Collision Avoidance, real-time locating systems, Dolly Management, and related supported software applications.

SEE ID is the developer of an asset tracking platform intended to push the limits of real-time precision-based location technology. SEE ID’s platform leverages the technologies, including the patented passive and active RFID tracking solutions, low power edge camera platforms utilizing artificial intelligence, enabling users to give accuracy to have in transit visibility of their material flow. Through its technological solutions, SEE ID serves multiple industries including aviation, construction, delivery, military, mining, retail, sea ports, medical logistics, warehousing and manufacturing.

SEE ID’s corporate headquarters is in Las Vegas, Nevada and SEE ID has offices in Massachusetts and Maryland.

In July 2024, SEE ID incorporated Dot Works, Inc. (“Dot Works”), a Puerto Rico corporation, as a wholly-owned subsidiary Dot Works, based in Puerto Rico, serves as the primary manufacturing facility for Dot Ai, producing smart hardware devices and embedded technology components used in AI-driven enterprise solutions (ZIM Bridges and Smart Industrial TAGS). Activities include assembly, quality control, and packaging of proprietary systems.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of SEE ID and its wholly-owned subsidiary, Dot Works, which are collectively referred to as the “Company” in these consolidated financial statements. All intercompany balances and transactions have been eliminated upon consolidation.

Basis of Presentation:

The accompanying consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Going Concern:

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred net losses since its inception and at December 31, 2024 has an accumulated deficit of $24,733,263, cash of $721,032 and a working capital deficiency of $1,215,998. Management anticipates the Company will continue to incur operating losses for the foreseeable future. The Company’s ability to continue as a going concern is dependent on its ability to raise additional capital to fund its research and development (“R&D”) activities and meet its obligations on a timely basis; however, there can be no assurance that sufficient funding will be available to allow the Company to successfully continue its R&D activities and commercialize its products.

On March 18, 2024, the Company signed a business combination agreement with ShoulderUp Technology Acquisition Corp. (“SUTA”), a special-purpose acquisition company. The Company’s strategic plan includes its business combination with SUTA to assist the Company in its efforts to raise capital and grow its business.

If the Company is unable to obtain necessary funds through its business operations and the proceeds realized through a business combination, or any other form of capital financing, significant reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

Risks and Uncertainties:

The Company’s industry is subject to rapid technological change. The introduction of new technologies will continue to have a significant effect on competitive conditions to which the Company is subject. Certain technologies and industry developments may negatively impact the Company’s ability to compete within certain industry segments. If the Company is unable to develop new solutions that provide utility to its customers and provide enhancements and new features for its existing solutions that keep pace with rapid technological and regulatory change, the Company’s revenues and results of operations could be adversely affected.

Since some of the inventory that the Company purchases includes components produced in foreign countries, the Company is subject to certain risks associated with tariffs on imports the government of the United States of America imposes, which could adversely impact the Company’s operations.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 2 - Summary of Significant Accounting Policies

Use of Estimates:

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The Company believes judgment is involved in determining capitalized software development costs, the fair value of the SAFE agreements, useful lives of capitalized software development costs, stock-based compensation and the valuation allowance on deferred taxes. The Company bases these estimates on historical and anticipated results, trends, and various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Actual results could differ materially from those estimates and assumptions.

Accounts Receivable:

Accounts receivable are derived from customers located primarily in North America. The Company generally does not require collateral to support customer receivables.

Accounts receivable are reduced by an allowance for credit losses to reserve for potentially uncollectible amounts. The Company evaluates the collectability of its accounts receivable monthly and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for credit losses and deferred revenue, if any. The allowance for credit losses reflects the best estimate of probable losses. The Company writes off accounts receivable when they become uncollectible. No allowance for credit losses was necessary at December 31, 2024 and 2023.

Inventory:

Inventory consists of raw materials and is valued at the lower of cost or net realizable value (“NRV”), with cost determined by the first-in, first-out method. NRV is determined as the estimated selling price in the ordinary course of business less the estimated selling costs. Valuations are periodically performed by management, and a charge to operations is recorded if the carrying value of the item exceeds its estimated net realizable value. Management also periodically performs a valuation on allowance for excess and obsolete inventory. No valuation allowance was necessary at December 31, 2024 and 2023.

Advances to supplier are adjusted against the final amounts due upon shipment of the related products to the Company and are expected to be utilized within one year.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Prepaid Expenses:

Prepaid expenses are amounts paid to secure the use of assets or the receipt of services at a future date or continuously over one or more future periods. When the prepaid expenses are consumed, they are charged to expense.

Software Development Costs:

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350-40, Intangibles-Goodwill and Other-Internal-Use Software, the Company capitalizes software development costs incurred on new applications or enhancements to applications during the application development phase of software for internal use to provide services to customers. These capitalized costs include certain payroll and payroll-related costs for employees and costs for outside consultants who are directly associated with and who devote time to internal-use software projects. Costs incurred prior to the application development phase and after the market release are expensed as incurred.

Internal-use software is amortized on a straight-line basis over its estimated useful life from the date the project is substantially complete and ready for its intended use. The estimated useful life will be determined based on management’s judgment on how long the core technology and functionality serves internal needs and the customer base. Once projects are substantially complete, management will evaluate the useful lives of these assets and will test for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. At December 31, 2024 and 2023, and for the years then ended, the Company was in the application development phase and as no projects have been substantially completed and ready for their intended use, no amortization was recorded during the years then ended.

Impairment of Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. At December 31, 2024 and 2023, and for the years then ended, no such indicators of impairment were identified, and accordingly, no impairment losses were recognized.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Leases:

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases (“ASC 842”). The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date of each lease. The lease liability is initially and subsequently recognized based on the present value of the contract’s future lease payments.

Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease costs associated with its short-term leases on a straight-line basis over the lease term. When contracts contain lease and non-lease components, the Company accounts for each component separately.

Revenue Recognition:

The Company recognizes revenue in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers. The Company primarily recognizes revenue from the delivery of subscription services and related professional services through a hosted cloud (SaaS) environment. Arrangements for services generally have terms of one year or less.

The subscription service revenue is recognized on a straight-line basis over the contract term. The Company determined a time-based approach is the most appropriate measure of progress because customers simultaneously receive and consume the benefits as they can access the cloud-based software under the contract terms. The Company’s subscription service arrangements are noncancelable and do not contain refund-type provisions. The Company also sells hardware related to its subscription service arrangements. These hardware components are highly integrated with the subscription service and together represent a single performance obligation. Revenues attributable to this combined performance obligation are recognized over time as the services are delivered.

The Company also provides professional services including onboarding (implementation) services, marketing services, and product consulting. These services were evaluated to be distinct and are treated as separate performance obligations from the subscription services. Revenue related to these services are recognized over time as services are performed.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Deferred revenue consists of payments received in advance of satisfaction of a performance obligation and is recognized as the performance obligations are satisfied.

Due to the Company being in the early stages of developing its software as a service (Saas) product, revenues were primarily related to the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business, which is recognized upon acceptance of the feasibility report.

On November 11, 2024, the Company entered into a five-year exclusivity and licensing agreement with a customer. In consideration of the exclusive rights granted through this agreement, the customer made payments to the Company totaling $2,000,000 by December 31, 2024, $36,785 of which has been recognized as revenue during the year ended December 31, 2024, and with the remaining $1,963,215 included in “Deferred revenue” at December 31, 2024 in the accompanying consolidated balance sheets, which will be recognized as follows: $392,643 (2025), $392,643 (2026), $392,643 (2027), $392,643 (2028), and $392,643 (2029).

At December 31, 2024, the Company also had deferred revenue amounting to $750,000 for a prepayment from a customer for certain products, hardware, installation, programming, subscription, and training services, which the Company is in the process of fulfilling and expects to deliver entirely before December 31, 2025.

Stock-Based Compensation:

The Company applies FASB ASC 718, Stock Compensation, when recording stock-based compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The assumptions used in the Black-Scholes valuation model are as follows:

Grant Price - The grant price of the issuances is determined based on the estimated fair value of the shares at the date of grant.

Risk-Free Interest Rate - The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield in effect at the time of grant.

Expected Lives - Due to the Company’s insufficient history of option activity, management utilizes the simplified approach to estimate the options’ expected term, which represents the period of time that options granted are expected to be outstanding.

Expected Volatility - Determined based on management’s estimate or historical volatilities of comparable companies.

Expected Dividend Yield - Based on current yield at the grant date or the average dividend yield over the historical period. The Company has never declared or paid dividends and has no plans to do so in the foreseeable future.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

The stock-based compensation expense is recognized on a straight-line basis based on the number of awards expected to vest over the requisite service period, and is adjusted to reflect those awards that do ultimately vest with the offsetting credit to additional paid-in capital. For further details regarding stock-based compensation, see Note 7.

Research and Development Costs:

Expenditures related to the research and development of new products and processes are expensed as incurred. Research and development expenses consist primarily of compensation costs and fees paid to consultants and other expenses relating to the development and testing of the Company’s products.

Advertising:

The Company expenses advertising costs as incurred. For the years ended December 31, 2024 and 2023, advertising expenses totaled $818,538 and $47,850, respectively.

Income Taxes:

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company records a valuation allowance against deferred tax assets as deemed necessary.

The Company accounts for the uncertainty in income taxes as prescribed by the minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. The minimum threshold is defined as a tax position that is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments:

FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. Under the standard, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The three levels of the fair value hierarchy under ASC 820 are described as follows:

Level 1 - Pricing inputs are unadjusted quoted prices available in active markets for identical assets or liabilities at the reporting date.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

Level 3 - Pricing inputs are unobservable, supported by little or no market activity, and reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

With the exception of the SAFE agreements, at December 31, 2024 and 2023, the fair value of all of the Company’s financial assets and liabilities approximate carrying value because of the short-term nature of these instruments. The SAFE agreements are carried at estimated fair value, determined by the Company using a probability weighted expected return method. The SAFE agreements are classified within Level 3 of the fair value hierarchy, since their fair values are determined using significant assumptions that are not observable in the market.

The method described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although the Company believes its valuation methods are appropriate and consistent with other market participants; however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting dates.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Recently Issued Accounting Pronouncements:

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, to enhance disclosures about significant segment expenses for public entities reporting segment information under FASB ASC Topic 280. The amendments require public entities to disclose significant expense categories for each reportable segment, other segment items, the title and position of the chief financial decision-maker, and interim disclosures of certain segment-related information previously required only on an annual basis. The amendments clarify that entities reporting single segments must disclose both the new and existing segment disclosures under FASB ASC Topic 280, and a public entity is permitted to disclose multiple measures of segment profit or loss if certain criteria are met. This standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 did not have a significant impact on the Company’s consolidated financial statements. See Note 13 for the required disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires entities to disclose additional information in specified categories in the reconciliation of the effective tax rate to the statutory rate for federal, state, and foreign income taxes. ASU 2023-09 also requires greater detail about individual reconciling items in the rate reconciliation to the extent the impact of those items exceeds a specified threshold and eliminates certain existing disclosures. In addition to new disclosures associated with the rate reconciliation, the standard requires information pertaining to taxes paid (net of refunds received) to be disaggregated for federal, state, and foreign taxes and further disaggregated for specific jurisdictions to the extent the related amounts exceed a quantitative threshold. This standard will be effective for annual periods in fiscal years beginning after December 15, 2024, and for interim periods for fiscal years beginning after December 15, 2025. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively, and early adoption is permitted. The Company is continuing to assess the potential impacts of the standard, and it does not expect this pronouncement to have a material effect on its consolidated financial statements, other than the required changes to the income tax disclosures.

Management does not believe any other recently issued, but not yet effective, accounting standards could have a material effect on the Company’s consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 3 - Concentrations

Concentration of Credit Risk Arising From Cash Deposits in Excess of Insured Limits:

The Company maintains a cash balance with a U.S. financial institution, in which the balance exceeds the FDIC insured limit of $250,000. At December 31, 2024 and 2023, the Company’s cash balance held at this financial institution exceeded the FDIC limit. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Significant Customers:

A significant customer is defined as one from whom at least 10% of revenue is derived. For the year ended December 31, 2024, the Company had sales to three customers totaling approximately $154,000, which comprised approximately 89% of total revenues. For the year ended December 31, 2023, the Company had sales to two customers totaling approximately $361,000, which comprised approximately 82% of total revenues.

Significant Vendor:

Substantially all of the Company’s purchases during the year ended December 31, 2024 were from a single vendor that provides polycarbonate plastic casings for the Company’s hardware products. Alternative suppliers are available for these items and management believes the loss of this supplier would be unlikely to have a material impact on the Company’s operations or operating results

Note 4 - Capitalized Software Development Costs

During the years ended December 31, 2024 and 2023, SEE ID capitalized software development costs totaling $834,220 and $672,319, respectively. For the years ended December 31, 2024 and 2023, there was no amortization expense recorded on capitalized software development costs as the software was not substantially complete and ready for its intended use, which management currently expects to occur in or before July 2025.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 5 - SAFE Agreements

At December 31, 2024 and 2023, SEE ID has issued Simple Agreements for Future Equity (the “SAFE agreements”) to investors for proceeds totaling $8,461,465 and $4,221,965, respectively. Under the terms of these SAFE agreements, which have stated discount rates which range from 67 - 80%, the following will happen upon the occurrence of these events (all capitalized terms are as defined in the SAFE agreements):

a) Equity Financing - the SAFE agreements will automatically convert into the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Discount Price with certain SAFE agreements subject to a post-money valuation cap of $30,000,000.

b) Liquidity Event - the SAFE agreements will automatically be entitled to receive a portion of Proceeds, due and payable to the investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Amount (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Amount divided by the Liquidity Price.

c) Dissolution Event - the Investor will automatically be entitled to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

None of these events had occurred at December 31, 2024, and the SAFE agreements remained outstanding.

In accordance with FASB ASC 815-40, Contracts in Entity’s Own Equity, the Company determined the SAFE agreements are freestanding financial instruments and accordingly are classified as “liabilities” in the accompanying consolidated balance sheets. The SAFE agreements are carried at estimated fair value determined by the Company using a probability-weighted expected return method. During the years ended December 31, 2024 and 2023, SEE ID issued additional SAFE agreements to investors totaling $4,239,500 and $2,120,000, and the change in the fair value of the SAFE agreements was $14,492,176 and $263,239, respectively.

SAFE agreements activity for the years ended December 31, 2024 and 2023 is as follows:

	2024	2023
SAFE agreements at fair value, beginning of year	$4,602,950	$2,219,711
Plus: SAFE agreements issued for cash	4,239,500	2,120,000
Plus: Change in fair value	14,492,176	263,239
SAFE agreements at fair value, end of year	$23,334,626	$4,602,950

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 6 - Common Stock

SEE ID is authorized to issue 200,000,000 shares of common stock at $0.001 par value, comprised of (i) 165,000,000 shares of Class A Common Stock (voting) and (ii) 35,000,000 shares of Class B Common Stock (non-voting).

At December 31, 2024 and 2023, SEE ID had 108,975,000 shares of Class A Common Stock issued and outstanding.

Note 7 - Equity Incentive Plan

In January 2021, SEE ID adopted the 2021 Equity Inventive Plan (the “Plan”), which provides for grants of awards in the form of incentive stock options, nonqualified stock options, and restricted stock awards to selected employees, directors, and independent contractors of the Company and its affiliates, as defined in the Plan. The aggregate number of shares of SEE ID’s common stock that may be issued under the Plan shall not exceed 57,477,460. The purpose of the Plan is to encourage and enable selected participants to acquire or to increase their holdings of SEE ID’s common stock in order to promote a closer identification of their interests with those of the Company and its stockholders. The Plan is administered by the Company’s Board of Directors, which determines the persons to whom awards will be granted, the type of awards to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the Plan.

Stock Options:

During the year ended December 31, 2024, SEE ID granted stock options to purchase 86,700 shares of its common stock at an exercise price of $0.70 per share, which all have a ten-year life and vest ratably over the 18 months following the date of grant. The fair value of the stock options granted during the year ended December 31, 2024, was determined to be approximately $44,000 on the date of grant using the Black-Scholes option-pricing model, with the following assumptions:

Expected life (in years)	5.75
Average volatility	85%
Risk-free rates	4.13%
Expected dividend rate	-
Weighted-average grant date calculated fair value	$0.51

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Stock option activity for the years ended December 31, 2024 and 2023, is as follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)
Options outstanding at January 1, 2023	13,060,760	$0.010	9.34
Options granted	400,000	$0.010
Options exercised	-
Options cancelled	-
Options outstanding at December 31, 2023	13,460,760	$0.010	8.29
Adjustment to options outstanding*	11,455,000	$0.003
Options granted	86,700	$0.70
Options exercised	-
Options cancelled	-
Options outstanding at December 31, 2024	25,002,460	$0.009	6.22
Vested (i.e., exercisable) at December 31, 2024	22,615,760	$0.006	6.63

*	This represents stock options for common stock awards issued prior to January 1, 2024 that were incorrectly excluded from the total number of stock options for common stock outstanding at December 31, 2023. The related stock-based compensation that should have been recorded in the prior periods was immaterial to the overall consolidated financial statements for the years ended December 31, 2023 and 2022. SEE ID recorded the catch-up stock-based compensation of approximately $63,000 on January 1, 2024.

During the year ended December 31, 2024, SEE ID recognized stock-based compensation relating to stock options totaling $90,377, which is included in “General and administrative” in the accompanying consolidated statements of operations. During the year ended December 31, 2023, SEE ID did not recognize any stock-based compensation relating to stock options.

At December 31, 2024, there was a total of approximately $47,000 of unrecognized stock-based compensation cost relating to outstanding stock options, which is expected to be recognized over a weighted-average period of 1.25 years.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Restricted Stock Awards:

At December 31, 2024, the outstanding restricted stock awards amounted to 32,475,000 shares of SEE ID’s common stock and includes restricted stock awards for 16,537,500 shares of common stock issued prior to January 1, 2024 that were incorrectly excluded from the total number of restricted stock awards for common stock outstanding at December 31, 2023. The related stock-based compensation that should have been recorded in the prior periods was immaterial to the overall consolidated financial statements for the years ended December 31, 2023 and 2022. SEE ID recorded the catch-up stock-based compensation of approximately $66,000 on January 1, 2024.

During the years ended December 31, 2024 and 2023, SEE ID did not grant any restricted stock awards.

In December 2020 and August 2021, the Company granted restricted stock awards of 15,937,500 shares of the Company’s common stock to each its chief financial officer (“CFO”) and chief executive officer (“CEO”), respectively (collectively referred to as the “Awards”). The Awards included vesting conditions with provisions that were considered “performance conditions” under FASB ASC 718, Stock Compensation, that management concluded were probable to occur at the time of grant. The fair value of each of the Awards was determined to be approximately $67,000 (subsequently adjusted, as discussed above) on the date of grant based on the estimated fair value of the Company’s common stock at that time and was being recognized in equal monthly amounts through the date the vesting conditions were expected to be achieved. In December 2023, the Company’s board of directors approved the removal of the performance condition portion of the vesting conditions included in the Awards. As a result of this modification to the Awards, the restricted stock awarded to the CFO became fully vested at the date of the modification date and the restricted stock awarded to the CEO will become fully vested under the timing vesting condition noted in their original agreement (i.e., the third anniversary of the grant date, or August 1, 2024).

At December 31, 2024 and 2023, unvested restricted stock awards granted amounted to zero and 3,115,625, respectively.

During the years ended December 31, 2024 and 2023, SEE ID recognized stock-based compensation relating to restricted stock awards totaling $106,629 and $61,817, respectively. Stock-based compensation relating to restricted stock awards is included in “General and administrative” in the accompanying consolidated statements of operations.

At December 31, 2024, there was no unrecognized stock-based compensation costs relating to restricted stock awards.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 8 - Income Taxes

Income tax expense (benefit) consisted of the following for the years ended December 31:

	2024	2023
Current tax expense:
Federal	$-	$-
State	581	-
Foreign	-	-
Current provision for income taxes	$581	$-
Deferred taxes:
Federal	$4,045,818	$397,951
State	105,464	27,676
Foreign	10,338	-
Change in valuation allowance	(4,161,621)	(425,627)
Deferred provision for income taxes	$-	$-
Net income tax expense	$581	$-

The tax effects of temporary differences that give rise to significant portions of the deferred taxes consist of the following at December 31:

	2024	2023
Deferred tax asset (liability):
Accrual to cash adjustment	$729,287	$-
Charitable contributions	1,618	109
Change in fair value of SAFE agreements	3,106,508	-
R&D expenditures	359,433	255,835
R&D tax credit carryovers	239,142	43,669
Right-of-use asset	(65,999)	-
Lease liability	56,893	-
Stock options	55,481	-
Federal net operating loss carryforwards	304,628	343,123
Foreign net operating loss carryforwards	10,338	-
State net operating loss carryforwards	7,028	-
Valuation allowance	(4,804,357)	(642,736)
Net deferred taxes	$-	$-

At December 31, 2024 and 2023, the Company had available net research and development tax credit carryforwards amounting to approximately $239,000 and $44,000, respectively, for state tax purposes that do not expire.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2024 and 2023, the Company has generated net operating loss (“NOL”) carryforwards for federal tax purposes of approximately $1,451,000 and $1,394,000, respectively, which can be carried forward to offset future taxable income. These federal NOL carryforwards do not expire. At December 31, 2024 and 2023, the Company has generated NOL carryforwards for foreign tax purposes of approximately $258,000 and zero, respectively, which can be carried forward to offset future taxable income. These foreign NOL carryforwards expire in 2034. At December 31, 2024 and 2023, the Company has generated NOL carryforwards for state tax purposes of approximately $1,022,000 and $1,019,000, respectively, which can be carried forward to offset future taxable income. Approximately $754,000 of the state NOL carryforwards do not expire and the remaining approximately $268,000 expire through 2044.

Prior to the valuation allowance, the Company had a net deferred tax asset of $4,804,357 and $642,736 at December 31, 2024 and 2023, respectively; however, the ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income. The Company has placed a full valuation allowance against the net deferred income tax asset.

The Company recognizes interest and penalties related to income tax matters in interest expense and general and administrative, respectively. At December 31, 2024 and 2023, the Company has no accrued interest and penalties.

The Company is subject to taxation in the U.S. federal jurisdiction, various state jurisdictions and in Puerto Rico. The Company is currently not under examination by any tax authority.

Note 9 - Net Loss Per Share

Earnings per share accounting requires the presentation of both basic and diluted earnings per share on the face of the consolidated statements of operations. The Company’s basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted income per share is computed by including common stock equivalents which includes shares issuable upon the exercise of stock options into common shares, using the treasury stock method. In periods for which the Company reports a net loss, the common stock equivalents are not included, as they would be anti-dilutive.

At December 31, 2024 and 2023, shares of common stock for stock options amounting to 25,002,460 and 24,915,760, respectively, and for unvested restricted stock awards amounting to zero and 3,115,625, respectively, were not included in the calculation of diluted net loss per share because such shares are anti-dilutive.

Restricted stock awards can be issued to directors, executives or employees of the Company and are subject to time-based vesting. These unvested shares are excluded from the computation of basic loss per share as these shares are not considered outstanding until vested.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 10 - Leases

In June 2024, SEE ID entered into a noncancelable lease agreement for a facility in Bethesda, Maryland. This lease commenced on July 1, 2024, has a term of 63 calendar months, and has an initial base rent of approximately $7,000 that increases annually by three percent. Under the terms of this lease, SEE ID is also responsible for their proportionate share of expenses associated with the facility and its premises.

The components of lease expense were as follows for the year ended December 31, 2024:

Operating lease cost (cost resulting from lease payments)	$43,106
Short-term lease cost	31,470
Variable lease cost (cost excluded from lease payments)	3,536
Total lease cost	$78,112

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2024:

Operating lease - Operating cash flows (fixed payments)	$14,103
Operating lease - Operating cash flows (liability reduction)	$(5,417)
Operating lease - Change in ROU asset	$23,586
New lease liabilities - Operating lease	$324,426
New ROU asset - Operating lease	$331,478

The following table summarizes the operating lease asset and liabilities recorded at December 31, 2024:

Operating lease right-of-use asset	$307,892
Operating lease liability, current portion	$36,225
Operating lease liability, less current portion	265,413
Total operating lease liabilities	$301,638
Weighted-average remaining operating lease term	4.75 years
Weighted-average operating lease discount rate	11.83%

The following table summarizes future minimum lease commitments at December 31, 2024:

Year ending December 31,
2025	$57,680
2026	88,462
2027	91,116
2028	93,850
2029	72,142
Total lease payments	403,250
Less: imputed interest	101,612
Total lease liabilities	$301,638

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 11 - Related Party Transactions

At December 31, 2024 and 2023, SEE ID has entered into SAFE agreements with Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, for proceeds totaling $28,833.

In August 2024, SEE ID entered into a $1,500,000 purchase order with Pope Technologies LLC for certain products, hardware, installation, programming, subscription, and training, of which $750,000 has been received by the Company and is reported as deferred revenue at December 31, 2024 in the accompanying consolidated balance sheets. Pope Technologies LLC is owned by a director of the Company.

Effective January 1, 2022, SEE ID entered into a customer agreement with PRB Transportation, LLC, which is owned, in part, by Charles Maddox, SEE ID’s Chief Financial Officer and a stockholder of SEE ID, and Jeff Andersen, a stockholder of SEE ID. For the years ended December 31, 2024 and 2023, revenues recognized from this agreement with PRB Transportation, LLC amounted to $15,145 and $19,957, respectively. As of December 31, 2024 and 2023, $1,164 and zero, respectively, were outstanding from this related party under this agreement and included in “Accounts receivable” in the accompanying consolidated balance sheets.

Beginning on August 1, 2024, SEE ID began subleasing an office/warehouse space in Las Vegas, Nevada from Pope Technologies LLC. The term of this sublease is for one year and the rent is $1,280 per month. Pope Technologies LLC is owned by a director of the Company.

Beginning on March 1, 2024, SEE ID began subleasing an office space in Campo Alegre Manati, Puerto Rico from Enzymatic Holdings Corp. The term of this sublease was for one year and the rent was $1,167 per month, plus a one-third share of the cost of utilities. Enzymatic Holdings Corp., LLC is owned, in part, by certain stockholders of SEE ID. This lease terminated on February 28, 2025, and was not renewed.

Note 12 - Litigation

The Company may be involved in litigation and claims arising in the ordinary course of business. It is management’s opinion that the outcome of such matters will not have a material adverse effect on the Company’s consolidated financial statements; however, the results of litigation and claims are inherently unpredictable. Regardless of outcome, litigation can have an adverse impact on the Company because of legal costs, diversion of management resources and other factors.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Note 13 - Segment Reporting

The Company has a single reportable segment that derives revenues from the delivery of feasibility study reports to customers seeking to gain insight into how data driven tracking could improve their business.

The Company’s chief operating decision-makers (the “CODM”), which are SEE ID’s chief executive officer and chief financial officer, assess performance for the reportable segment and decide how to allocate resources using net income as the primary measure of profitability. The CODM are not regularly provided with specific segment expenses, but focus on revenue, gross profit, and net income/loss. Expense information, including cost of sales, can be easily computed from the provided information. This segment measures of profitability are shown in the consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets.

Note 14 - Subsequent Events

Safe Agreement:

Subsequent to December 31, 2024, SEE ID issued an additional SAFE agreement to an investor for proceeds of $23,752, which has a stated discount rate of 67%. All other terms are consistent with the terms of the SAFE agreements in Note 5.

Sales:

In January 2025, the Company received two orders from a customer: 1) one for approximately $459,000 of equipment, which has not been fulfilled as of June 25, 2025, the date with which the consolidated financial statements were available to be issued, and 2) one for a feasibility study for $250,000, which was pre-paid by the customer, and delivered and recognized in the three months ended March 31, 2025.

Lease:

In January 2025, Dot Works entered into a noncancelable lease agreement for a 16,000 square foot facility in Puerto Rico. This lease commenced on February 1, 2025 on a month-to-month basis and then became a long-term lease with an initial term of 5 years on June 1, 2025. The initial base rent is $7.00 per square foot (i.e., $9,333 per month) for the first two years, increasing to $7.50 per square for the third year and increases by 3% annually thereafter. Under the terms of this lease, the Company is also responsible for their own utilities and a proportionate share of the operating expenses of the premises, not to exceed $3.25 per square foot.

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Bridge Loan Agreements:

SEE ID entered into the following unsecured Bridge Loan Agreements with lenders totaling $2,850,000 for operational expenses, working capital, or other general corporate purposes. These loans all bear interest at an annual rate of 20% calculated on a 365-day basis and include a minimum interest provision requiring a minimum of 8% or 10% of the principal amount as interest if the loans are repaid prior to their maturity dates, which is six months from their respective effective dates. In the event SEE ID is unable to repay these loans by the end of the term, the outstanding principal and accrued interest shall convert into shares of SEE ID at a discount of an additional 10%.

Effective Date	Loan Amount
January 29, 2025*	$1,500,000
March 29, 2025**	100,000
April 9, 2025*	500,000
May 7, 2025*	500,000
June 5, 2025***	250,000
$2,850,000

*	Bridge loans from this investor (who, as discussed below, is also a PIPE investor) had an aggregate principal amount of $2,500,000. At closing of the BCA (as defined in the Business Combination disclosure below) on June 18, 2025, the investor received a cash payment of $293,500, comprised of $250,000 of minimum 10% interest and $43,500 of principal repayment, and a number of shares equivalent to $2,456,500 at a per share price of $4.

**	Aggregate loan principal and minimum 10% interest totaling $110,000 was paid in cash at closing of the BCA on June 18, 2025.

***	Aggregate loan principal and minimum 8% interest totaling $270,000 was paid in cash at closing of the BCA on June 18, 2025.

Business Combination:

On June 18, 2025 (the “Closing Date”), SUTA, a Delaware corporation, completed the transactions contemplated by that certain business combination agreement, dated as of March 18, 2024 (the “Business Combination Agreement”), by and among CID Holdco, Inc., a Delaware corporation (“Holdings”) and a wholly-owned subsidiary of ShoulderUp, ShoulderUp Merger Sub, Inc., a Delaware corporation (“ShoulderUp Merger Sub”) and wholly-owned subsidiary of ShoulderUp, SEE ID Merger Sub, Inc., a Nevada corporation (“SEE ID Merger Sub”) and wholly-owned subsidiary of ShoulderUp, and SEE ID, Inc., a Nevada corporation (“SEE ID”).

SEE ID, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (i) ShoulderUp Merger Sub, merged with and into ShoulderUp, with ShoulderUp continuing as the surviving company in the merger, and with the security holders of ShoulderUp receiving substantially equivalent securities of Holdings, and (ii) SEE ID Merger Sub, merged with and into SEE ID, with SEE ID continuing as the surviving company in the merger, and with the shareholders of SEE ID receiving shares of Holdings common stock, par value $0.0001 per share (the “Common Shares”).

Pursuant to the terms of the Business Combination Agreement, (i) the holders of shares of SUTA’s common stock (“SUTA Common Stock”) issued and outstanding immediately prior to the effective time of the Business Combination (other than any redeemed shares) received one share of common stock of Holdings (“Holdings Common Stock”) in exchange for each share of SUTA Common Stock held by them, (ii) the holders of each whole warrant to purchase SUTA Class A Common Stock received one warrant to purchase Holdings Common Stock at an exercise price of $11.50 per share, and (iii) 13 million shares of Holdings Common Stock.

PIPE Investors:

On June 10, 2025, an investor subscribed to 250,000 common shares of Holdings in exchange for $1,000,000.

On June 16, 2025, an investor subscribed to 1,317,750 common shares of Holdings in exchange for $5,271,000. This investor previously extended to the Company bridge loans in the aggregate principal amount of $2,500,000, which was settled at closing of the BCA (as defined in the Business Combination disclosure above) on June 18, 2025, as discussed in the Bridge Loan Agreements disclosure above. The remaining PIPE commitment of $2,814,500 was paid to the Company at closing at which time 1,317,750 common shares of Holdings were issued to the investor.

On June 17, 2025, an investor subscribed to 1,755,786 common shares of Holdings in exchange for $7,023,143.

Equity Line of Credit:

On June 18, 2025, the Company entered into a share subscription of line of credit agreement (the “ELOC”) with New Circle Principle Investments LLC (“New Circle”) under which the Company can access up to fifty million ($50,000,000) in aggregate proceeds. The Company shall pay a commitment fee to the New Circle in the form of shares of common stock of Holding’s with an aggregate market value equal to $350,000, the market value of which shall be determined based on the closing price of the such common stock on the date a Form S-1 is declared effective by the SEC. Such Form S-1 is to be filed 60 days after the close of the BCA agreement. No commitment fee payment nor draw down of the ELOC has occurred as of the date of issuance of these consolidated financial statements.